AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 28th day of December, 1999, among Cybertel, Communications Corp., a Nevada corporation ("Cybertel"); Like Dat Music, Inc., a California corporation ("LDM"); and T.J. Knowles, the sole stockholder of LDM as listed on Exhibit A hereto and who will execute and deliver a copy of the Agreement (the "LDM Stockholder").

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the respective Boards of Directors of Cybertel and LDM have adopted resolutions pursuant to which Cybertel shall acquire and the LDM Stockholder shall exchange 100% of the outstanding common stock of LDM; and

          WHEREAS, the sole consideration for 100% interest in LDM shall be the exchange of $0.001 par value common stock of Cybertel (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the LDM Stockholder shall acquire in exchange the "restricted securities" of Cybertel in a reorganization within the meaning of
Section 368(a)(1)(B), Section 351 or other available sections, laws or rules and regulations of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The LDM Stockholder agrees to transfer to
Cybertel at the closing (the "Closing") 100% of the outstanding securities of LDM, listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "LDM Shares"), in exchange for 100,000 shares of common stock of Cybertel, as outlined in Exhibit A. Taking into account the current outstanding shares of Cybertel's common stock, amounting to approximately 5,638,309 shares, there will be approximately 5,738,309 outstanding shares of the reorganized Cybertel on the Closing.

                 1.2 Delivery of Certificates by LDM Stockholder. The transfer of the LDM Shares by the LDM Stockholder shall be effected by the delivery to Cybertel at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Cybertel and with all necessary transfer taxes and other revenue stamps affixed and acquired at the LDM Stockholder's expense.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, the LDM Stockholder shall execute such additional instruments and take such other action as Cybertel may request in order to exchange and transfer clear title and ownership in the LDM Shares to Cybertel.

                 1.4 Closing. The Agreement will be deemed to be completed on receipt of the signature of the LDM Stockholder.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

            Representations and Warranties of Cybertel

          Cybertel represents and warrants to, and covenants with, the LDM Stockholder and LDM as follows:

          3.1 Corporate Status. Cybertel is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Cybertel is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations.

          3.2 Capitalization. The current pre-Agreement authorized capital stock of Cybertel consists of 20,000,000 shares of $0.001 par value common voting stock, of which approximately 5,638,309 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of $0.001
par value preferred stock, none of which are issued and outstanding.   Except
as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or preferred stock of Cybertel.

          3.3 Financial Statements. The financial statements of Cybertel furnished to the LDM Stockholder and LDM, consisting of audited financial statements for the years ended December 31, 1998 and 1997, and the period ended September 30, 1999, attached hereto as Exhibit B and incorporated herein by reference, are correct and fairly present the financial condition of Cybertel at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Cybertel has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

          3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Cybertel which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Cybertel, payments of any dividend or other distribution in respect of any class of stock of Cybertel, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6 Title to Property. Cybertel has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Cybertel are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Cybertel, threatened, against or relating to Cybertel, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of Cybertel is party to any material legal proceeding which could have an adverse effect on Cybertel (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Cybertel.

          3.8 Books and Records. From the date of this Agreement to the Closing, Cybertel will (1) give to the LDM Stockholder and LDM or their respective representatives full access during normal business hours to all of Cybertel's offices, books, records, contracts and other corporate documents and properties so that the LDM Stockholder and LDM or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Cybertel as the LDM Stockholder and LDM or their respective representatives may reasonably request.

          3.9 Tax Returns. Cybertel has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Cybertel and its representatives will keep confidential any information which they obtain from the LDM Stockholder or from LDM concerning the properties, assets and business of LDM. If the transactions contemplated by this Agreement are not consummated by December 31, 1999, Cybertel will return to LDM all written matter with respect to LDM obtained by Cybertel in connection with the negotiation or consummation of this Agreement.

          3.11 Corporate Authority. Cybertel has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the LDM Stockholder and LDM or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Cybertel's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Cybertel.

          3.12 Due Authorization. Execution of this Agreement and performance by Cybertel hereunder have been duly authorized by all requisite corporate action on the part of Cybertel, and this Agreement constitutes a valid and binding obligation of Cybertel and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Cybertel.

          3.13 Environmental Matters. Cybertel has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Cybertel or Cybertel' predecessors. In addition, to the best knowledge of Cybertel, there are no substances or conditions which may support a claim or cause of action against Cybertel or any of Cybertel' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding LDM. Cybertel acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting LDM and LDM's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of LDM, and with the legal and accounting firms of LDM, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Cybertel's complete satisfaction.

                            Section 4

         Representations, Warranties and Covenants of LDM
                     and the LDM Stockholder

          LDM and the LDM Stockholder represent and warrant to, and covenant with, Cybertel as follows:

          4.1 Ownership. The LDM Stockholder owns the LDM Shares, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the LDM Shares owned without qualification.

          4.2 Corporate Status. LDM is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of LDM's business or the character or ownership of LDM properties makes such licensing or qualification necessary.

          4.3 Capitalization. The authorized capital stock of LDM consists of 1,000 shares of common stock, no par value per share, of which 350
shares are issued and outstanding, all fully paid and non-assessable.   Except
as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of LDM.

          4.4 Financial Statements. The financial statements of LDM furnished to Cybertel, consisting of an unaudited balance sheet as of November 30, 1999, and an unaudited Statement of Income for the eleven months ended November 30, 1999, attached hereto as Exhibit D and incorporated herein by reference, are correct and fairly present the financial condition of LDM as of these dates and for the periods involved, and such statements were prepared by management in good faith from the books and records of LDM, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5 Undisclosed Liabilities. LDM has no material liabilities of any nature except to the extent reflected or reserved against in the trial balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

          4.6 Interim Changes. Since the date of the trial balance sheet, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of LDM, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of LDM, payment of any dividend or other distribution in respect of the capital stock of LDM, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. LDM has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in the trial balance sheet, and the properties and assets of LDM are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of LDM, threatened, against or relating to LDM or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of LDM is party to any material legal proceeding which could have an adverse effect on LDM (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to LDM.

          4.9 Books and Records. From the date of this Agreement to the Closing, the LDM Stockholder will cause LDM to (1) give to Cybertel and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Cybertel may inspect and audit them; and (2) furnish such information concerning the properties and affairs of LDM as Cybertel may reasonably request.

          4.10 Tax Returns. LDM has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), LDM, the LDM Stockholder and their representatives will keep confidential any information which they obtain from Cybertel concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by December 31, 1999, LDM and the LDM Stockholder will return to Cybertel all written matter with respect to Cybertel obtained by them in connection with the negotiation or consummation of this Agreement.

          4.12 Investment Intent. The LDM Stockholder are acquiring the shares to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the LDM Stockholder have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Cybertel shares. The LDM Stockholder shall execute and deliver to Cybertel on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Cybertel being received under the Agreement in exchange for the LDM Shares; receipt of certain material information regarding Cybertel; and whereby each is compromising and/or waiving any claims each has or may have against LDM by reason of the purchase of any securities of LDM by each or any of them prior to the Closing of the Agreement.

          4.13 Corporate Authority. LDM has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Cybertel or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

          4.14 Due Authorization. Execution of this Agreement and performance by LDM hereunder have been duly authorized by all requisite corporate action on the part of LDM, and this Agreement constitutes a valid and binding obligation of LDM and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of LDM.

          4.15 Environmental Matters. LDM and the LDM Stockholder have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of LDM or its predecessors. In addition, to the best knowledge of LDM, there are no substances or conditions which may support a claim or cause of action against LDM or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Cybertel. LDM and the LDM Stockholder acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Cybertel and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Cybertel, and with the legal and accounting firms of Cybertel, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

           Conditions Precedent to Obligations of LDM and the LDM Stockholder

          All obligations of LDM and the LDM Stockholder under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Cybertel contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2 Due Performance. Cybertel shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

          5.3 Officers' Certificate. LDM and the LDM Stockholder shall have been furnished with a certificate signed by the President of Cybertel, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Cybertel contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Cybertel, taken as a whole.

                            Section 6

         Conditions Precedent to Obligations of Cybertel

          All obligations of Cybertel under this Agreement are subject, at Cybertel's option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of LDM and the LDM Stockholder contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. LDM and the LDM Stockholder shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Cybertel shall have been furnished with a certificate signed by the President of LDM, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of LDM and the LDM Stockholder contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of LDM, taken as a whole.

          6.4 Books and Records. The LDM Stockholder or the Board of Directors of LDM shall have caused LDM to make available all books and records of LDM, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Cybertel at Closing.

          6.5 Stockholder's Consent. The LDM Stockholder, who is the sole stockholder of LDM, shall have executed and delivered the Agreement.


                            Section 7

                           Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Cybertel or LDM and the LDM Stockholder if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Cybertel or LDM and the LDM Stockholder if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          8.2 Waiver. Any failure on the part of any party hereto to comply with any of Cybertel obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Cybertel:               4275 Executive Square, Suite 510
                                             La Jolla, California 92037

               With a copy to:               Leonard W. Burningham, Esq.
                                             455 East 500 South, #205
                                             Salt Lake City, Utah 84111

               If to LDM:                    P. O. Box 9476
                                             Rancho Santa Fe, CA 92067
               If to the LDM
               Stockholder:        To the address listed on Exhibit A

          8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

                    IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                                  CYBERTEL, COMMUNICATIONS CORP.


Date: 28 Dec 1999.                By/s/Richard D. Mangiarelli
                                  Richard D. Mangiarelli, President


                                  LIKE DAT MUSIC, INC.


Date: 12/28/99.                   By/s/T. J. Knowles
                                  T. J. Knowles, President


Date: 12/28/99.                   /s/T. J. Knowles
                                  T. J. Knowles

                            EXHIBIT A


                                                   Number of Shares of
                         Number of Shares                Cybertel
                             Owned of                      to be
      Name                Like Dat Music           Received in Exchange


T. J. Knowles                     350            100,000
P. O. Box 9476
Rancho Santa Fe, CA 92067

                            EXHIBIT B

                  CYBERTEL, COMMUNICATIONS CORP.

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED
                    DECEMBER 31, 1998 and 1997
                               AND
                        SEPTEMBER 30, 1999
          See Cybertel's 10QSB for the quarter ended September 30, 1999

                            EXHIBIT C


          None.

                            EXHIBIT D


                       LIKE DAT MUSIC, INC.

                  UNAUDITED FINANCIAL STATEMENTS
                     AS OF NOVEMBER 30, 1999

                           LIKE DAT MUSIC, INC.

                      Balance Sheet at November 30, 1999

                                              Assets

Cash                                                      2,381
Accounts receivable                                         770
    Total assets                                          3,151

                    Liabilities and Stockholders Equity

Accounts payable                                          31,223
Accrued payroll and payroll taxes                         24,590

      Total liabilities

Stockholder's equity:
    Common stock                                          71,720
    Retained earnings                                   (124,382)
        Total stockholder's equity                       (52,682)



      Total liab. and stockholder's equity               $ 3,151

                                LIKE DAT MUSIC, INC.

                            Statement of Income

Eleven month period ended November 30, 1999

                                            Amount       Percent

Revenue;
    Commercial license fees                     $93,100  33.96
    Original commercial fees                     28,500  10.40
    C.D. sales                                  144,486  52.70
    Other                                         8,084   2.95
Total revenue                                   274,170 100.00
Operating expenses (see schedule)               232,718
Income before income taxes                       41,452  15.12
State income taxes                                  800   0.29
                                                -------  ------
Net income                                       $40,652 14.83

            LIKE DAT MUSIC, INC.

  Schedule of Operating Expenses

Eleven month period ended November 30, 1999.

                                        Amount         Percent
Payroll                                  $47,019     3.00
Payroll taxes                              4,655     1.70
Vehicle                                    7,699     2.81
Credit card expense                       43,995    16.05
Equipment rental                           3,287     1.20
insurance                                  6,405     2.34
Office expense                             1,992     0.73
Postage                                    1,989     0.73
Production                                 9,065     3.31
Post-production                           40,681    14.84
Professional services                      5,448     1.99
Rent                                       7,416     2.71
Meals a entertainment                      1,157     0.42
Travel                                     1,661     0.61
Telephone                                  5,930     2.16
Royalties                                 28,725    10.48
Web site expense                           8,269     3.02
other                                      7,323     2.67
Total operating expenses                $232,718    84.88

                            EXHIBIT E


          None.

                            EXHIBIT F


Pacific Stock Transfer
P. O. Box 93385
Las Vegas, Nevada 89193-3385

Cybertel, Communications Corp.
4275 Executive Square, Suite 510
LaJolla, California 92037

Re:       Exchange of shares of Like Dat Music, Inc., a
          California corporation ("LDM"), for shares of Cybertel, Communications Corp., a Nevada corporation
          ("Cybertel or "the Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, LDM and Cybertel, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and the Company's 10-SB Registration Statement and Form 10-QSB for the quarter ended September 30, 1999. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Cybertel is Malone & Bailey PLLC, 5444 Westheimer, #2080, Houston, Texas 77056; Telephone #713-840-1210; and that legal counsel for Cybertel is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Cybertel shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to LDM for use by Cybertel as they are made to induce you to issue me the shares of Cybertel under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Cybertel, all shares of Cybertel to be issued and delivered to me in exchange for my shares of LDM shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Cybertel will attempt to accommodate any stockholders' request where Cybertel views the request is made for valid business or personal reasons so long as in the sole discretion of Cybertel, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Cybertel.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          Thomas J. and Laura Diann Knowles, JTRS
          (Name(s) and Number of Shares)

          P.O. Box 9476
          (Address)

          Rancho Santa Fe, CA 92067
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 28 day of December, 1999.

                              Very truly yours,


                              /s/Thomas J. Knowles
                              /s/Laura Diann Knowles

                           EXHIBIT G



                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Cybertel, Communications Corp., a Nevada corporation ("Cybertel"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Cybertel and Like Dat Music, Inc., a California corporation ("LDM"), and the sole stockholder of LDM (the "LDM Stockholder"):

          1. That he is the President of Cybertel and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to LDM and the LDM Stockholder.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Cybertel regarding the Agreement:

              (i) All representations and warranties of Cybertel contained within the Agreement are true and correct;

             (ii) Cybertel has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Cybertel as set forth in its financial statements for the periods ended December 31, 1998 and 1997, and September 30, 1999, except as set forth in Exhibit C to the Agreement.


                              CYBERTEL, COMMUNICATIONS CORP.


                              By/S/Richard Mangiarelli
                                  Richard Mangiarelli, President

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Like Dat Music, Inc., a Nevada corporation ("LDM"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between LDM, its sole stockholder (the "LDM Stockholder") and Cybertel, Communications Corp., a Nevada corporation ("Cybertel"):

          1. That he is the President of LDM and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Cybertel.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of LDM contained within the Agreement are true and correct;

             (ii) LDM has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of LDM as set forth in its unaudited balance sheet as of November 30, 1999, and its unaudited statement of income for the eleven months ended November 30, 1999, except as set forth in Exhibit E to the Agreement.


                              LIKE DAT MUSIC, INC.


                              By/S/T. J. Knowles
                                    T. J. Knowles, President


                              /s/T. J. Knowles
                              T. J. Knowles, Personally

          UNANIMOUS CONSENT OF THE MEMBERS OF THE BOARD

                           OF DIRECTORS

                                OF

                  CYBERTEL, COMMUNICATIONS CORP.


          The undersigned, constituting all of the directors of Cybertel, Communications Corp., a Nevada corporation (the "Company"), acting pursuant to
Section 78.315 of the Nevada Revised Statutes, do hereby adopt the following resolutions, effective as of the latest date hereof, unless indicated otherwise:

          RESOLVED, that the Company acquire the outstanding securities of Like Dat Music, Inc., a California corporation ("LDM"), in consideration of the exchange of an aggregate total of 100,000 shares of the Company's $0.001 par value common stock ("restricted securities"), pursuant to the Agreement and Plan of Reorganization (the "Agreement") between the Company, LDM and T. J. Knowles, the sole stockholder of LDM (the "LDM Stockholder"), presented to a meeting of the Board of Directors;

          FURTHER, RESOLVED, that in the good faith judgment of the directors, the Agreement is fair, just and equitable, and in the best interest of the stockholders of the Company;

          FURTHER, RESOLVED, that such shares, when issued, be deemed validly issued, fully paid and non-assessable;

          FURTHER, RESOLVED, that the delivery of such shares be subject to the execution and delivery of an Investment Letter by the LDM Stockholder; the execution and delivery of the Agreement by the LDM Stockholder; and compliance by LDM and the LDM Stockholder with all of the terms and provisions thereof prior to Closing;

          FURTHER, RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the Agreement and all other documents required or deemed necessary to complete the Agreement for and on behalf of the Company pursuant to which the Company shall acquire 100% of the outstanding securities of LDM in exchange for shares of the Company in a reorganization within the meaning of Section 368(a)(1)(B), Section 351 or other provisions or sections, laws, rules and regulations of the Internal Revenue Code of 1986, as amended;

          FURTHER, RESOLVED, that the LDM Stockholder who has signed and delivered the Agreement between the Company and LDM is deemed to be a stockholder "of record" of the Company, for any purpose whatsoever, effective on the closing;



Dated: 28 Dec 1999.                /s/Richard Mangiarelli
                                   Richard Mangiarelli, Director

Dated: 28 Dec 1999.                /s/ Paul Mills
                                   Paul Mills, Director

Dated: 28 Dec 1999.                /s/John Jordan
                                   John Jordan, Director

          UNANIMOUS CONSENT OF THE MEMBERS OF THE BOARD

                           OF DIRECTORS

                                OF

                       LIKE DAT MUSIC, INC.


          The undersigned, constituting all of the directors of Like Dat Music, Inc., a California corporation (the "Company"), acting pursuant to the laws of the State of California, do hereby adopt the following resolutions, effective as of the latest date hereof, unless indicated otherwise:

          RESOLVED, that the Company exchange 100% of its outstanding securities in consideration of the exchange of an aggregate total of 100,000 shares of the $0.001 par value common stock ("restricted securities") of Cybertel, Communications Corp., a Nevada corporation ("Cybertel"), pursuant to the Agreement and Plan of Reorganization (the "Agreement") between the Company, and Cybertel as presented to a meeting of the Board of Directors;

          FURTHER, RESOLVED, that in the good faith judgment of the directors, the Agreement is fair, just and equitable, and in the best interest of the sole stockholder of the Company;

          FURTHER, RESOLVED, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the Agreement and all other documents required or deemed necessary to complete the Agreement for and on behalf of the Company pursuant to which the Company shall exchange 100% of its outstanding securities in exchange for shares of Cybertel in a reorganization within the meaning of Section 368(a)(1)(B), Section 351 or other provisions, sections, laws, rules or regulations of the Internal Revenue Code of 1986, as amended.


Dated: 12/28/99.                        /S/Thomas J. Knowles
                                        Thomas J. Knowles, Director

Dated: 12/28/99.                        /s/Laura Diann Knowles
                                        Laura Diann Knowles, Director

Dated: 12/28/99.                        /s/Raymond Grimm
                                        Raymond Grimm, Director